UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 22, 2010

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 22nd Floor, Building East, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2010, the Registrant appointed Penelope (Penni) F. Roll, 45, as the Registrant’s Chief Financial Officer, replacing Richard S. Davis.  Since April 2010 Ms. Roll has served as the Executive Vice President-Finance of the Registrant’s investment adviser, Ares Capital Management LLC, to whom the Registrant pays management and incentive fees and reimburses for certain expenses it incurs.  Prior to April 2010, Ms. Roll served as the Chief Financial Officer of Allied Capital Corporation (“Allied”).  Prior to joining Allied, Ms. Roll was employed by KPMG LLP in the firm’s financial services practice.

On December 22, 2010, the Registrant issued a press release announcing Ms. Roll’s appointment as the new Chief Financial Officer of the Registrant.  The text of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit Number	Description

99.1	Press Release, dated as of December 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: December 22, 2010

	By:	/s/ Joshua M. Bloomstein
	Name:	Joshua M. Bloomstein
	Title:	General Counsel, Vice President and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated as of December 22, 2010